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                                                           EXHIBIT 4.3



                              CERTIFICATE OF TRUST

                                       OF

                             ONBANK CAPITAL TRUST I

            This Certificate of Trust is being executed as of January 22, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

            The undersigned hereby certifies as follows:

            1. Name. The name of the business trust is "OnBank Capital Trust I" (the "Trust").

            2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            The Bank of New York (Delaware)
            400 White Clay Center, Route 273
            Newark, Delaware 19711

            3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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            IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                          THE BANK OF NEW YORK
                                          (DELAWARE),
                                          as Delaware Trustee


                                          By: /s/ Walter Gitlin
                                          Walter Gitlin


                                          ADMINISTRATIVE TRUSTEE


                                          By: /s/ Donald G. Cook
                                          Donald G. Cook


                                          ADMINISTRATIVE TRUSTEE


                                          By: /s/ William M. LeBeau
                                          William M. LeBeau


                                          ADMINISTRATIVE TRUSTEE


                                          By: /s/ Randy J. Wiley
                                          Randy J. Wiley


                                          ONBANCORP, INC.
                                          as Sponsor


                                          By: /s/ William M. LeBeau
                                          William M. LeBeau
                                          Senior Vice President
                                          Loan & Asset Review